GenesisAI Corporation Form 1-SA

Exhibit 6.11

AMENDMENT
TO

EMPLOYEE OFFER LETTER

AMENDMENT TO EMPLOYEE OFFER LETTER, dated as of August 1st, 2024 (this “Amendment”), by and between Archil Cheishvili (“Employee”) and GenesisAI Corporation, a Delaware corporation (the “Company”).

RECITALS

A.	The Company and Employee previously entered into that certain Employee Offer Letter (the “Employee Offer Letter”).

B.	The parties hereto desire to amend the Employee Offer Letter as set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

1.             DEFINITIONS. All capitalized words and phrases used herein without definition shall have the meanings ascribed to them in the Employee Offer Letter.

2.             AMENDMENTS.

The employee's salary is reduced to $10,500 a month starting from August 1st, 2024

3.             EFFECT OF AMENDMENT. This Amendment shall take effect upon execution by both parties hereto and approval by the Board of Directors of the Company. Except as amended as set forth above, the Employee Offer Letter shall continue in full force and effect. In the event of a conflict between the provisions of this Amendment and the Employee Offer Letter, this Amendment shall prevail and govern.

4.             COUNTERPARTS. This Amendment may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

5.             GOVERNING LAW. The validity, construction and effect of this Amendment will be governed by the laws of the State of Delaware without giving effect to that state’s conflict of laws rules. Any Dispute will be resolved in a forum located in the State of Delaware. The provisions of this Section 5 shall survive the entry of any judgment, and will not merge, or be deemed to have merged, into any judgment.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the dates set forth underneath their signatures below.

GenesisAI Corporation

By:	Archil Cheishvili
Title:	Chief Executive Officer

Address:
530 Kinkead way, Albany, CA, 94706

Archil Cheishvili

Archil Cheishvili

Address:
530 Kinkead way, Albany, CA, 94706

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